Exhibit 99.1

Southern First Reports Results for First Quarter 2020

Greenville, South Carolina, April 28, 2020 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today announced its financial results for the three-month period ended March 31, 2020.

“As we find ourselves in the middle of this COVID-19 pandemic, the focus of our company has shifted to caring for our clients and team and focusing on the changing risk elements of our economy,” stated Art Seaver, the company’s Chief Executive Officer. “While our core earnings were solid, we felt it was prudent to increase our loan loss provision based on the rising unemployment and economic uncertainty in our markets related to COVID-19.”

2020 First Quarter Highlights

●	Net income of $2.8 million, compared to $6.0 million for Q1 2019
●	Diluted earnings per common share of $0.36 per share, compared to $0.78 for Q1 2019
●	Loan loss provision of $6.0 million, compared to $300 thousand for Q1 2019

COVID-19 Update

●	Payment modifications related to COVID-19 on 428 loans for $380.2 million through Q1 2020
●	Identification of nine specific targeted industries in order to monitor credit exposure
●	Active lender in the SBA Paycheck Protection Program (“PPP”)
●	Offices operating in a drive-thru only mode, as applicable
●	Approximately 70% of team members working remotely

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2020	2019	2019	2019	2019
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$2,832	7,198	7,412	7,239	6,009
Earnings per common share, diluted	0.36	0.92	0.95	0.93	0.78
Total revenue(1)	22,014	21,136	21,675	20,629	18,812
Net interest margin (tax-equivalent)(2)	3.43%	3.41%	3.36%	3.43%	3.52%
Return on average assets(3)	0.51%	1.32%	1.37%	1.43%	1.28%
Return on average equity(3)	5.42%	14.18%	15.20%	15.72%	13.74%
Efficiency ratio(4)	56.20%	51.92%	52.98%	55.11%	56.60%
Noninterest expense to average assets (3)	2.23%	2.01%	2.12%	2.24%	2.26%
Balance Sheet ($ in thousands):
Total Loans(5)	$2,030,261	1,943,525	1,838,427	1,809,355	1,733,964
Total deposits	2,025,698	1,876,124	1,899,295	1,854,008	1,758,235
Core deposits(6)	1,804,027	1,656,005	1,690,294	1,619,722	1,527,755
Total assets	2,372,249	2,267,195	2,201,626	2,116,044	2,014,426
Loans to deposits	100.23%	103.59%	96.80%	97.59%	98.62%
Holding Company Capital Ratios(7):
Total risk-based capital ratio	13.59%	13.73%	13.63%	12.31%	12.43%
Tier 1 risk-based capital ratio	11.29%	11.63%	11.51%	11.40%	11.48%
Leverage ratio	10.00%	10.10%	9.82%	9.95%	10.17%
Common equity tier 1 ratio(8)	10.63%	10.94%	10.80%	10.67%	10.72%
Tangible common equity(9)	8.87%	9.08%	9.02%	8.97%	8.99%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.42%	0.30%	0.32%	0.27%	0.30%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.04%	0.08%	0.09%	0.03%	0.00%
Allowance for loan losses as a percentage of loans(5)	1.11%	0.86%	0.86%	0.89%	0.93%
Allowance for loan losses as a percentage of nonaccrual loans	226.14%	244.95%	225.50%	277.91%	265.35%
[Footnotes to table located on page 7]

INCOME STATEMENTS - Unaudited

	Quarter Ended
	Mar 31	Dec 31	Sept 30	June 30	Mar 31
(in thousands, except per share data)	2020	2019	2019	2019	2019
Interest income
Loans	$23,367	23,124	22,817	22,098	20,889
Investment securities	396	438	576	539	549
Federal funds sold	103	334	663	451	174
Total interest income	23,866	23,896	24,056	23,088	21,612
Interest expense
Deposits	5,174	5,771	6,409	6,175	5,375
Borrowings	594	492	368	374	419
Total interest expense	5,768	6,263	6,777	6,549	5,794
Net interest income	18,098	17,633	17,279	16,539	15,818
Provision for loan losses	6,000	1,050	650	300	300
Net interest income after provision for loan losses	12,098	16,583	16,629	16,239	15,518
Noninterest income
Mortgage banking income	2,668	2,181	3,055	2,830	1,857
Service fees on deposit accounts	262	260	271	265	265
ATM and debit card income	398	441	464	443	380
Income from bank owned life insurance	270	281	282	222	216
Gain on sale of securities, net	-	719	2	3	3
Loss on extinguishment of debt	-	(1,496)	-	-	-
Other income	318	1,117	322	327	273
Total noninterest income	3,916	3,503	4,396	4,090	2,994
Noninterest expense
Compensation and benefits	7,871	7,175	7,668	7,399	6,783
Occupancy	1,536	1,429	1,416	1,343	1,339
Outside service and data processing costs	1,192	1,109	1,073	1,045	960
Insurance	320	70	145	280	318
Professional fees	497	447	399	414	439
Marketing	258	208	237	236	260
Other	698	535	546	651	549
Total noninterest expenses	12,372	10,973	11,484	11,368	10,648
Income before provision for income taxes	3,642	9,113	9,541	8,961	7,864
Income tax expense	810	1,915	2,129	1,722	1,855
Net income available to common shareholders	$2,832	7,198	7,412	7,239	6,009

Earnings per common share – Basic	$0.37	0.94	0.98	0.97	0.81
Earnings per common share – Diluted	0.36	0.92	0.95	0.93	0.78
Basic weighted average common shares	7,679	7,608	7,548	7,496	7,459
Diluted weighted average common shares	7,827	7,811	7,781	7,756	7,742

[Footnotes to table located on page 7]

Net income for the first quarter of 2020 was $2.8 million, a 52.9% decrease over the first quarter of 2019, while net interest income increased 14.4% for the first quarter of 2020 compared to the first quarter of 2019. The increase in net interest income was driven by growth in interest-earning assets, combined with a reduction in interest expense on interest-bearing deposits. In addition, the provision for loan losses increased to $6.0 million for the three months ended March 31, 2020, compared to $300 thousand for the three months ended March 31, 2019. The increased provision during the first quarter of 2020 is driven by the COVID-19 pandemic and qualitative adjustment factors related to the uncertain economic conditions, as well as an increase in past due and non-accrual loans at March 31, 2020.

Noninterest income increased $922 thousand, or 30.8%, during the three months ended March 31, 2020 compared to the three months ended March 31, 2019, driven primarily by higher mortgage banking income as a result of the favorable mortgage rate environment.

Noninterest expense increased $1.7 million, or 16.2%, for the first quarter of 2020 compared to the first quarter of 2019. The increase in noninterest expense during the three-month period ended March 31, 2020 was related primarily to increases in compensation and benefits, occupancy, and data processing and related costs as we continue to expand our footprint in South Carolina, North Carolina, and Georgia. Included in noninterest expense are mortgage banking expenses of $1.8 million and $1.1 million for the three months ended March 31, 2020 and 2019, respectively.

Our effective tax rate was 22.2% and 23.6% for the three-month periods ended March 31, 2020 and 2019, respectively.

NET INTEREST INCOME AND MARGIN - Unaudited

	For the Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)
Interest-earning assets
Federal funds sold and interest-bearing deposits	$46,101	$103	0.90%	$72,563	$334	1.83%	$30,656	$174	2.30%
Investment securities, taxable	66,640	381	2.30%	69,712	417	2.37%	71,876	508	2.87%
Investment securities, nontaxable(2)	3,815	19	2.05%	3,249	27	3.33%	5,427	53	3.98%
Loans(10)	2,003,554	23,367	4.69%	1,908,067	23,124	4.81%	1,715,570	20,889	4.94%
Total interest-earning assets	2,120,110	23,870	4.53%	2,053,591	23,902	4.62%	1,823,529	21,624	4.81%
Noninterest-earning assets	111,338			115,686			86,431
Total assets	$2,231,448			$2,169,277			$1,909,960
Interest-bearing liabilities
NOW accounts	$227,688	168	0.30%	$221,248	169	0.30%	$186,070	86	0.19%
Savings & money market	956,588	3,369	1.42%	927,734	3,799	1.62%	780,115	3,300	1.72%
Time deposits	329,664	1,637	2.00%	326,615	1,803	2.19%	371,694	1,989	2.17%
Total interest-bearing deposits	1,513,940	5,174	1.37%	1,475,597	5,771	1.55%	1,337,879	5,375	1.63%
FHLB advances and other borrowings	43,470	158	1.46%	6,420	46	2.78%	31,302	256	3.32%
Subordinated debentures	35,900	436	4.88%	35,896	446	4.93%	13,403	163	4.93%
Total interest-bearing liabilities	1,593,310	5,768	1.46%	1,517,913	6,263	1.64%	1,382,584	5,794	1.70%
Noninterest-bearing liabilities	427,992			450,025			349,988
Shareholders’ equity	210,146			201,339			177,388
Total liabilities and shareholders’ equity	$2,231,448			$2,169,277			$1,909,960
Net interest spread			3.07%			2.98%			3.11%
Net interest income (tax equivalent) / margin		$18,102	3.43%		$17,639	3.41%		$15,830	3.52%
Less: tax-equivalent adjustment(2)		4			6			12
Net interest income		$18,098			$17,633			$15,818

[Footnotes to table located on page 7]

Net interest income was $18.1 million for the first quarter of 2020, a $465 thousand increase from the fourth quarter of 2019 and a $2.3 million increase from the first quarter of 2019. The increase in net interest income as compared to the fourth quarter of 2019 resulted primarily from growth in our loan portfolio and lower costing deposit balances, partially offset by a reduction in cash and investment securities. The increase in net interest income in the first quarter of 2020, compared to the same period in 2019, was primarily due to loan growth and a reduction in the cost of our interest-bearing deposits. Our net interest margin, on a tax-equivalent basis, was 3.43% for the first quarter of 2020, a two-basis point increase from 3.41% for the fourth quarter of 2019 and a nine-basis point decrease from 3.52% for the first quarter of 2019. Our average interest-earning assets increased by $66.5 million during the first quarter of 2020, compared to the fourth quarter of 2019, resulting in interest income of $23.9 million, with a yield of 4.53%, while our average interest-bearing liabilities increased by $75.4 million, resulting in interest expense of $5.8 million, at a cost of 1.46%. While our average loans grew by $95.5 million during the first quarter of 2020, compared to the fourth quarter of 2019, our average federal funds sold and interest-bearing deposits decreased by $26.5 million during the same period, and the yield on interest-earning assets declined by nine basis points. In addition, our average interest-bearing liabilities, which consist primarily of interest-bearing deposits, increased by $75.4 million, during the first quarter of 2020, compared to the fourth quarter of 2019, and our total cost of funds declined 18 basis points during the same period. With the recent Federal Reserve moves that lowered the federal funds rate by 150 basis points during March 2020, we expect to experience continued pressure on our net interest margin.

BALANCE SHEETS - Unaudited

	Ending Balance
	March 31	December 31	September 30	June 30	March 31
(in thousands, except per share data)	2020	2019	2019	2019	2019
Assets
Cash and cash equivalents:
Cash and due from banks	$17,521	19,196	44,349	12,220	16,853
Federal funds sold	83,314	89,256	19,215	64,520	75,207
Interest-bearing deposits with banks	40,277	19,364	70,959	40,044	25,246
Total cash and cash equivalents	141,112	127,816	134,523	116,784	117,306
Investment securities:
Investment securities available for sale	70,507	67,694	89,427	75,252	73,300
Other investments	5,341	6,948	3,307	3,311	3,309
Total investment securities	75,848	74,642	92,734	78,563	76,609
Mortgage loans held for sale	34,948	27,046	40,630	24,509	9,393
Loans (5)	2,030,261	1,943,525	1,838,427	1,809,355	1,733,964
Less allowance for loan losses	(22,462)	(16,642)	(15,848)	(16,144)	(16,051)
Loans, net	2,007,799	1,926,883	1,822,579	1,793,211	1,717,913
Bank owned life insurance	40,281	40,011	39,730	39,448	34,226
Property and equipment, net	58,656	58,478	54,846	48,262	47,262
Deferred income taxes	4,087	4,275	8,970	7,049	3,877
Other assets	9,518	8,044	7,614	8,218	7,840
Total assets	$2,372,249	2,267,195	2,201,626	2,116,044	2,014,426
Liabilities
Deposits	$2,025,698	1,876,124	1,899,295	1,854,008	1,758,235
Federal Home Loan Bank advances	65,000	110,000	25,000	25,000	25,000
Subordinated debentures	35,917	35,890	35,887	13,403	13,403
Other liabilities	35,159	39,321	42,950	33,779	36,602
Total liabilities	2,161,774	2,061,335	2,003,132	1,926,190	1,833,240
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-
Common Stock - $.01 par value; 10,000,000 shares authorized	77	77	76	76	75
Nonvested restricted stock	(1,105)	(803)	(919)	(887)	(993)
Additional paid-in capital	107,529	106,152	105,378	104,354	103,600
Accumulated other comprehensive income (loss)	410	(298)	424	188	(379)
Retained earnings	103,564	100,732	93,535	86,123	78,883
Total shareholders’ equity	210,475	205,860	198,494	189,854	181,186
Total liabilities and shareholders’ equity	$2,372,249	2,267,195	2,201,626	2,116,044	2,014,426
Common Stock
Book value per common share	$27.27	26.83	26.05	25.12	24.14
Stock price:
High	42.72	44.32	41.69	39.16	39.10
Low	21.64	37.94	36.27	33.97	31.63
Period end	28.37	42.49	39.85	39.16	33.87
Common shares outstanding	7,718	7,673	7,619	7,558	7,506
[Footnotes to table located on page 7]

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2020	2019	2019	2019	2019
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	-	-	-
Non-owner occupied RE	3,268	188	1,963	372	403
Construction	-	-	-	-	-
Commercial business	231	235	198	65	72
Consumer
Real estate	1,821	1,829	1,637	1,710	1,840
Home equity	427	431	467	442	1,249
Construction	-	-	-	-	-
Other	-	-	-	-	-
Nonaccruing troubled debt restructurings	4,186	4,111	2,763	3,220	2,485
Total nonaccrual loans	9,933	6,794	7,028	5,809	6,049
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$9,933	6,794	7,028	5,809	6,049
Nonperforming assets as a percentage of:
Total assets	0.42%	0.30%	0.32%	0.27%	0.30%
Total loans	0.49%	0.35%	0.38%	0.32%	0.35%
Accruing troubled debt restructurings (TDRs)	$7,939	5,219	5,791	6,935	6,839

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2020	2019	2019	2019	2019
Allowance for Loan Losses
Balance, beginning of period	$16,642	15,848	16,144	16,051	15,762
Loans charged-off	(266)	(275)	(963)	(237)	(41)
Recoveries of loans previously charged-off	86	19	17	30	30
Net loans charged-off	(180)	(256)	(946)	(207)	(11)
Provision for loan losses	6,000	1,050	650	300	300
Balance, end of period	$22,462	16,642	15,848	16,144	16,051
Allowance for loan losses to gross loans	1.11%	0.86%	0.86%	0.89%	0.93%
Allowance for loan losses to nonaccrual loans	226.14%	244.95%	225.50%	277.91%	265.35%
Net charge-offs to average loans QTD (annualized)	0.04%	0.06%	0.21%	0.06%	0.00%

Total nonperforming assets increased by $3.1 million to $9.9 million for the first quarter of 2020, compared to the fourth quarter of 2019, which represents 0.42% of total assets, an increase of 12 basis points. The increase in nonperforming assets was primarily a result of $3.2 million of loans added to nonaccrual status, driven by one commercial real estate loan. The allowance for loan losses as a percentage of nonaccrual loans was 226.14% at March 31, 2020, compared to 244.95% at December 31, 2019 and 265.35% at March 31, 2019.

At March 31, 2020, the allowance for loan losses was $22.5 million, or 1.11% of total loans, compared to $16.6 million, or 0.86% of total loans, at December 31, 2019 and $16.1 million, or 0.93% of total loans, at March 31, 2019. Net charge-offs were $180,000, or 0.04% on an annualized basis, for the first quarter of 2020 compared to $256,000, or 0.06% of net charge-offs, annualized, for the fourth quarter of 2019. Net charge-offs were $11,000 for the first quarter of 2019. The provision for loan losses was $6.0 million for the first quarter of 2020 compared to $1.1 million for the fourth quarter of 2019 and $300 thousand for the first quarter of 2019. The increased provision during the first quarter of 2020 is driven by the COVID-19 pandemic and qualitative adjustment factors related to the uncertain economic conditions, as well as an increase in past due and non-accrual loans at March 31, 2020.

As we work to assist clients affected by the pandemic, we are granting loan modifications or deferrals to certain borrowers on a short-term basis of three to six months. As of March 31, 2020, over 400 clients had requested loan payment deferrals or payments of interest only on loans totaling $380.2 million, of which 93.3% were commercial loans. At March 31, 2020, non-performing assets were not yet materially impacted by the economic pressures of COVID-19; however, accruing TDRs increased by $2.9 million due to loan modifications related to three client relationships already experiencing financial difficulty prior to the pandemic. In addition, as we closely monitor credit risk and our exposure to increased loan losses resulting from the impact of COVID-19 on our commercial clients, we have identified nine portfolios to monitor during this crisis. The table below identifies these segments as well as the outstanding and committed loan balances for each industry.

	March 31, 2020
				% of
		% of Total	Total	Committed	Total
	Balance	Loans	Committed	Balance	Modified
(dollars in thousands)	Outstanding	Outstanding	Balance	Outstanding	Balance	% Modified
Religious organizations	$56,306	2.8%	88,422	63.6%	1,539	2.7%
Entertainment facilities	4,605	0.2%	9,464	48.7%	255	5.5%
Hotels	82,227	4.1%	104,155	78.9%	6,050	7.4%
Personal care businesses	1,349	0.1%	1,385	97.4%	137	10.2%
Restaurants	48,352	2.4%	53,526	90.3%	3,673	7.6%
Sports facilities	22,229	1.1%	22,882	97.1%	683	3.1%
Travel related businesses	3,328	0.2%	4,085	81.5%	555	16.7%
Private healthcare facilities	36,462	1.8%	41,899	87.0%	12,531	34.4%
Non-essential retail	154,450	7.6%	160,702	96.1%	13,843	9.0%
Total	$409,308	20.2%	486,520	84.1%	39,266	9.6%

LOAN COMPOSITION - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2020	2019	2019	2019	2019
Commercial
Owner occupied RE	$422,124	407,851	392,896	390,727	386,256
Non-owner occupied RE	534,846	501,878	481,865	455,346	423,953
Construction	74,758	80,486	75,710	85,065	80,561
Business	317,702	308,123	290,154	292,564	281,502
Total commercial loans	1,349,430	1,298,338	1,240,625	1,223,702	1,172,272
Consumer
Real estate	427,697	398,245	346,512	342,100	330,538
Home equity	183,099	179,738	174,611	170,861	167,146
Construction	45,240	41,471	49,548	46,247	39,838
Other	24,795	25,733	27,131	26,445	24,170
Total consumer loans	680,831	645,187	597,802	585,653	561,692
Total gross loans, net of deferred fees	2,030,261	1,943,525	1,838,427	1,809,355	1,733,964
Less—allowance for loan losses	(22,462)	(16,642)	(15,848)	(16,144)	(16,051)
Total loans, net	$2,007,799	1,926,883	1,822,579	1,793,211	1,717,913

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2020	2019	2019	2019	2019
Non-interest bearing	$437,855	397,331	414,704	368,906	359,754
Interest bearing:
NOW accounts	260,320	228,680	230,676	229,109	211,613
Money market accounts	979,861	898,923	891,784	857,478	791,490
Savings	19,563	16,258	15,912	15,180	15,451
Time, less than $100,000	43,596	47,941	55,501	59,382	61,331
Time and out-of-market deposits, $100,000 and over	284,503	286,991	290,718	323,953	318,596
Total deposits	$2,025,698	1,876,124	1,899,295	1,854,008	1,758,235

____________________

Footnotes to tables:

(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized for the respective three-month period.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	March 31, 2020 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10)	Includes mortgage loans held for sale.

ABOUT SOUTHERN FIRST BANCSHARES
Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 13 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $2.4 billion and its common stock is traded on the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS
Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the company conducts operations may be different than expected, including, but not limited to, due to the negative impacts and disruptions resulting from the recent outbreak of the novel coronavirus, or COVID-19, on the economies and communities the company serves, which may have an adverse impact on the company’s business, operations and performance, and could have a negative impact on the company’s credit portfolio, share price, borrowers, and on the economy as a whole, both domestically and globally; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act, or the “CARES Act”; (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) changes in interest rates, which may affect the company’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of the company’s assets, including its investment securities; and (7) changes in accounting principles, policies, practices, or guidelines. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

FINANCIAL CONTACT: MIKE DOWLING  864-679-9070

MEDIA CONTACT: ART SEAVER  864-679-9010

WEB SITE: www.southernfirst.com